Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

GeoVera Insurance Holdings, Ltd.:

We consent to the use of our report dated March 22, 2007 with respect to the consolidated balance sheets of GeoVera Insurance Holdings, Ltd. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated and combined statements of income and comprehensive income, shareholder’s equity and cash flows for the year ended December 31, 2006, the period November 1, 2005 to December 31, 2005, the period January 1, 2005 to October 31, 2005 and the year ended December 31, 2004, and the related financial statement schedules, incorporated herein by reference and to the reference of our firm under the heading “Experts” in the prospectus.

As discussed in Note 3 to the consolidated and combined financial statements, GeoVera Insurance Holdings, Ltd. adopted the provisions of FASB Statement 123R “Share Based Payments,” January 1, 2006.

/s/ KPMG LLP

San Francisco, California

April 26, 2007